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                                                                      EXHIBIT 23

                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Rent-Way, Inc. on Form S-8 (File Numbers, 0-22026 and 333-13355) of our report dated October 31, 1997, on our audits of the financial statements of Rent-Way, Inc. as of September 30, 1887 and 1996, and for the years ended September 30, 1997,1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.


Cleveland, Ohio